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Exhibit 99.3

        [Form of Instructions to Registered Holders From Beneficial Owner]

Instructions to Registered Holders
From Beneficial Owner of
PepsiCo, Inc.
7.29% Senior Notes due 2026, Series A (CUSIP Nos. 713448 EA2 and U71344 BC5)
7.44% Senior Notes due 2026, Series A (CUSIP Nos. 713448 EB0 and U71344 BD3)
7.00% Senior Notes due 2029, Series A (CUSIP Nos. 713448 EC8 and U71344 BE1) and/or
5.50% Senior Notes due 2035, Series A (CUSIP Nos. 713448 ED6 and U71344 BF8)

To Registered Holders:

        The undersigned hereby acknowledges receipt of the Prospectus dated                , 2018 (the “Prospectus”) of PepsiCo, Inc., a North Carolina corporation (the “Company”), and the accompanying Letter of Transmittal (the “Letter of Transmittal”), which together constitute the Company’s offer (the “Exchange Offer”) to exchange up to $88,230,000 principal amount of its new 7.29% Senior Notes due 2026 (CUSIP No. 713448 EE4) (the “7.29% Notes”), up to $21,000,000 principal amount of its new 7.44% Senior Notes due 2026 (CUSIP No. 713448 EF1) (the “7.44% Notes”), up to $515,587,000 principal amount of its new 7.00% Senior Notes due 2029 (CUSIP No. 713448 EG9) (the “7.00% Notes”) and up to $106,837,000 principal amount of its new 5.50% Senior Notes due 2035 (CUSIP No. 713448 EH7) (the “5.50% Notes,” and together with the 7.29% Notes, 7.44% Notes and 7.00% Notes, the “New Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of any and all of its outstanding 7.29% Senior Notes due 2026, Series A (the “Old 7.29% Notes”), 7.44% Senior Notes due 2026, Series A (the “Old 7.44% Notes”), 7.00% Senior Notes due 2029, Series A (the “Old 7.00% Notes”) and 5.50% Senior Notes due 2035, Series A (the “Old 5.50% Notes,” and together with the Old 7.29% Notes, Old 7.44% Notes and Old 7.00% Notes, the “Old Notes”) that have not been registered under the Securities Act. Capitalized terms used but not defined in these instructions have the meanings given to them in the Prospectus.

        We are providing instructions for you, as the registered holder, as to action you should take relating to the Exchange Offer with respect to Old Notes held by you for the account of the undersigned.

        The aggregate principal amount of Old Notes held by you for the account of the undersigned is (fill in amount):

        $                         of Old 7.29% Notes;

        $                         of Old 7.44% Notes;

        $                         of Old 7.00% Notes; and

        $                         of Old 5.50% Notes.

        With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

    ☐
    TO TENDER the following aggregate principal amount of Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered, if any):

    $                         of Old 7.29% Notes;

    $                         of Old 7.44% Notes;

    $                         of Old 7.00% Notes; and

    $                         of Old 5.50% Notes.

    ☐
    NOT TO TENDER any Old Notes held by you for the account of the undersigned.

        If the undersigned instructs you to tender Old Notes held by you for the account of the undersigned, it is understood that you are authorized:

          (a)   to make on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations, warranties and acknowledgments contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that:

              (i)  the undersigned’s principal residence is in the state of (fill in state)                         ;

             (ii)  the undersigned has full power and authority to tender, exchange, assign and transfer the Old Notes being tendered, and, that when the Old Notes are accepted for exchange as contemplated in the Letter of Transmittal, the Company will acquire good and unencumbered title to the Old Notes being tendered, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sale agreements or other obligations relating to their sale or transfer, and not subject to any adverse claim;

            (iii)  the New Notes being acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the undersigned or of any other person receiving New Notes pursuant to the Exchange Offer through the undersigned, whether or not that person is the holder of Old Notes;

            (iv)  neither the undersigned nor any other person acquiring the New Notes pursuant to the Exchange Offer through the undersigned, whether or not that person is the holder of Old Notes, is participating in or has an intent to participate in a distribution of the New Notes;

             (v)  neither the undersigned nor any other person acquiring the New Notes pursuant to the Exchange Offer through the undersigned, whether or not that person is the holder of Old Notes, has an arrangement or understanding with any other person, including the Company or any of its affiliates, to participate in a distribution of the New Notes;

            (vi)  neither the undersigned nor any other person acquiring the New Notes pursuant to the Exchange Offer through the undersigned, whether or not that person is the holder of Old Notes, is an “affiliate,” as defined in Rule 405 under the Securities Act, of the Company; and

           (vii)  if the undersigned is a broker-dealer, the undersigned acquired the Old Notes as a result of market-making activities or other trading activities and not directly from the Company for its own account in the initial offering of the Old Notes.

        If any of the foregoing representations and warranties are not true, then the undersigned is not eligible to participate in the Exchange Offer, cannot rely in connection with the Exchange Offer on the position of the staff of the Securities and Exchange Commission enunciated in a series of no-action letters issued to third parties and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the undersigned’s notes.

        If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the acknowledgment that if any of the undersigned or any other person acquiring the New Notes pursuant to the Exchange Offer through the undersigned, whether or not that person is the holder of Old Notes, is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, it (i) will confirm that it has not entered into any arrangement or understanding with the Company or an affiliate of the Company to distribute the New Notes and (ii) will acknowledge to the Company pursuant to the Letter of Transmittal that it will deliver a prospectus in connection with any resale of New Notes. By acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

        (b)   to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and

        (c)   to take any other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of the Old Notes.

SIGN HERE
Name of beneficial owner(s):

Signature(s):

Name (please print):

Address:

Telephone number:

Taxpayer Identification or Social Security Number:

Date:

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  Exhibit 99.3
Instructions to Registered Holders From Beneficial Owner of PepsiCo, Inc. 7.29% Senior Notes due 2026, Series A (CUSIP Nos. 713448 EA2 and U71344 BC5) 7.44% Senior Notes due 2026, Series A (CUSIP Nos. 713448 EB0 and U71344 BD3) 7.00% Senior Notes due 2029, Series A (CUSIP Nos. 713448 EC8 and U71344 BE1) and/or 5.50% Senior Notes due 2035, Series A (CUSIP Nos. 713448 ED6 and U71344 BF8)